Exhibit 10.5
AMENDMENT
OF THE
FLUENCE ENERGY, LLC PHANTOM EQUITY INCENTIVE PLAN
October 17, 2021

    WHEREAS, Fluence Energy, LLC, a Delaware limited liability company (the “Company”), has previously adopted the Fluence Energy, LLC Phantom Equity Incentive Plan, (and as may be amended from time to time, the “Plan”);
WHEREAS, Section 8.1 of the Plan allows the Board of Managers of the Company (the “Board”) to amend the Plan in certain respects from time to time;
    WHEREAS, the Board has determined that it is appropriate to amend Plan and have the Plan assumed by Fluence Energy, Inc., effective as of the date Fluence Energy, Inc.’s registration statement on Form S-1 is declared effective (the “Amendment Date”), subject to the consummation of the initial public offering of Fluence Energy, Inc. Class A Common Stock (the “IPO”);
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby revised as set forth below and assumed by Fluence Energy, Inc., effective as of the Amendment Date, and the Plan, as revised by this amendment, constitutes the entire Plan as amended through the Amendment Date. Capitalized terms not defined herein shall have the meanings assigned to them under the Plan.
Notwithstanding any other provision in the Plan, the Plan is hereby amended as set forth below:
1.The definition of “Fluence” and the “Company” in Section 1.1 is hereby amended to be “Fluence Energy, Inc. (or any successor thereto).”
2.The definition of “Fluence Units” in Section 2.12 is hereby amended as follows:
“Fluence Units” shall mean any shares or other ownership interest in Fluence (or any successor thereto) issued by Fluence (or any successor thereto) from time to time.
3.The definition of “Units” in Section 2.22 is hereby amended as follows:
“Units” or “Fluence Shares” shall mean shares of the Class A Common Stock of Fluence.”
4.Section 6.2(c) of the Plan is hereby amended to read as follows:
“(c)    Form of Payment.

(i)Any payment due to a Participant in accordance with this Section 6.2 may be paid in cash or, subject to applicable securities laws, any such other form of consideration deemed appropriate by the Administrator, including without limitation, securities of any acquiring or successor entity(ies) or any Affiliate(s) thereof.

(ii)Fluence hereby reserves 1,080,000 Fluence Shares for issuance under the Plan (the “Share Reserve”), provided that, in the event of any nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Fluence Shares (or other Company securities) or the share price of Fluence Shares (or other Company securities) and causes a change in the per share value of Fluence Shares underlying outstanding awards, shall equitably adjust the Share Reserve. Fluence Shares issued under the Plan may consist of authorized but unissued shares, shares purchased on the open market or treasury shares.”

(iii)To the extent not preempted by federal law, this amendment shall be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
* * * * * * * *

Executed as of the first date set forth above.

                        FLUENCE ENERGY, LLC

                        /s/ Francis A. Fuselier _____________
                        Name: ___Francis A. Fuselier___________
                        Title: SVP, General Counsel and Secretary

FLUENCE ENERGY, INC.

By: /s/ Francis A. Fuselier

Name: Francis A Fuselier

Title: SVP, General Counsel and Secretary

Signature Page to Amendment to Phantom Plan